EXHIBIT 99.1

CytRx Corporation Announces Results from Special Meeting of Stockholders

Stockholders Approve Reverse Stock Split Proposal by More Than Double FOR to One AGAINST

LOS ANGELES, October 27, 2017 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced the results of the Special Meeting of Stockholders which took place earlier today at 10100 Santa Monica Blvd., Los Angeles, CA 90067.  At the meeting, the proposed 1-for-6 reverse stock split resolution was approved by CytRx stockholders with more than twice as many shares voting FOR than AGAINST.
A total of 129,832,245 shares, or 78.3% of the Company's common stock issued and outstanding as of the record date, were represented in person or by proxy.  Approval of the reverse stock split proposal at the special meeting required a majority of shares issued and outstanding voting affirmatively, or FOR the proposal to be approved.  87,424,496 shares voted FOR the proposal, which constitutes a majority of the issued and outstanding shares.  42,039,394 shares voted against and 368,355 abstained.
CytRx plans to implement the reverse stock split next week, subject to confirmation of the record date with Nasdaq.  In order to regain compliance with Nasdaq's $1.00 bid price standard, the Company must demonstrate a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days following the reverse stock split.
"Remaining listed on Nasdaq will be a valuable benefit for the Company and its stockholders, and we are pleased that stockholders approved the proposal," said Steven A. Kriegsman, CytRx's Chairman and Chief Executive Officer.  "We look forward to reporting on our progress in the coming quarters as we remain focused on creating significant long-term value for stockholders."

About CytRx Corporation

CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the Nasdaq rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com